                                                                     EXHIBIT 1.1

                               $[________________]

                  HONDA AUTO RECEIVABLES [____-__] OWNER TRUST

             $[______________] [____]% ASSET BACKED NOTES, CLASS A-1
             $[______________] [____]% ASSET BACKED NOTES, CLASS A-2
             $[______________][____]% ASSET BACKED NOTES, CLASS A-3
             $[______________][____]% ASSET BACKED NOTES, CLASS A-4

                        AMERICAN HONDA RECEIVABLES CORP.

                             UNDERWRITING AGREEMENT

                                                                 [____ __, ____]

[Addressee/Addressees]

Ladies and Gentlemen:

     1. Introductory. American Honda Receivables Corp., a California corporation
(the "Company"), proposes, subject to the terms and conditions stated herein, to cause the Honda Auto Receivables [____-__] Owner Trust (the "Trust") to issue and sell $[______________] aggregate principal amount of [____]% Asset Backed
Notes, Class A-1 (the "Class A-1 Notes"), $[______________] aggregate principal amount of [____]% Asset Backed Notes, Class A-2 (the "Class A-2 Notes"),
$[______________] aggregate principal amount of [____]% Asset Backed Notes,
Class A-3 (the "Class A-3 Notes") and $[______________] aggregate principal amount of [____]% Asset Backed Notes, Class A-4 (the "Class A-4 Notes" and
together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes,
the "Notes"). The Notes will be issued pursuant to the Indenture, to be dated as of [____ __, ____] (the "Indenture"), between the Trust and Citibank, N.A. (the
"Indenture Trustee").

     Concurrently with the issuance and sale of the Notes as contemplated herein, the Trust will issue $[______________] aggregate principal amount of certificates of beneficial interest (the "Certificates"), each representing an interest in the Owner Trust Estate. The Company will retain the Certificates.
The Certificates will be issued pursuant to the Amended and Restated Trust
Agreement, to be dated [____ __, ____] (the "Trust Agreement"), between the
Company and U.S. Bank Trust National Association, as owner trustee (the "Owner
Trustee"). The Certificates are subordinated to the Notes.

     The assets of the Trust will include, among other things, a pool of retail installment sale and conditional sale contracts secured by new and used Honda and Acura motor vehicles (the "Receivables"), with respect to Actuarial
Receivables, certain monies due thereunder on or after [____ __, ____] (the
"Cutoff Date"), and with respect to Simple Interest Receivables, certain monies due or received thereunder on or after the Cutoff Date, such Receivables to be sold to the Trust by the Company and to be serviced for the Trust by
American Honda Finance Corporation ("AHFC" or, in its capacity as servicer, the
"Servicer"). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Sale and Servicing Agreement, to be dated as of [____
__, ____] (the "Sale and Servicing Agreement"), by and among the Trust, the
Company and the Servicer or, if not defined therein, in the Indenture, the Trust
Agreement or the Receivables Purchase Agreement, to be dated as of [____ __,
____] between AHFC and the Company (the "Receivables Purchase Agreement"), as
the case may be. As used herein, "Basic Documents" shall have the meaning specified in the Sale and Servicing Agreement. The Company hereby agrees with the several Underwriters named in Schedule A hereto (collectively, the
"Underwriters") as follows:

     2. Representations and Warranties of the Company and AHFC. The Company and
AHFC, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

          (a) A registration statement on Form S-3 (No. 333-[____]), including a prospectus, relating to the Notes has been filed with the Securities and
     Exchange Commission (the "Commission") and has become effective. Such registration statement, as amended as of the date of the Agreement is hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Notes as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) ("Rule
     424(b)") under the Securities Act of 1933, as amended (the "Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus."

          (b) On the effective date of the Registration Statement relating to the Notes, such Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration
     Statement conforms, and at the time of the filing of the Prospectus in accordance with Rule 424(b), the Registration Statement and the Prospectus
     will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes or will include any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from the Registration Statement or the
     Prospectus based upon written information furnished to the Company by any
     Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

          (c) The Notes are "asset backed securities" within the meaning of, and satisfy the requirements for use of, Form S-3 under the Act.

                                      -2-

          (d) The documents incorporated by reference in the Registration
     Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the
     "Exchange Act"), and the rules and regulations of the Commission thereunder.

          (e) The Company has caused to be filed with the Commission on [____
     __, ____]the Current Report on Form 8-K with respect to the Term Sheet dated [____ __, ____] relating to the Notes (the "Term Sheet").

          (f) Each of the Company and AHFC has been duly incorporated and is an existing corporation in good standing under the laws of the State of
     California, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and
     each of the Company and AHFC is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

          (g) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company, AHFC or the Trust for the consummation of the transactions contemplated by this Agreement and the Basic Documents in connection with the issuance of the Notes and the Certificates and the sale by the Company of the Notes, except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Company's, the
     Trust's and the Indenture Trustee's interest in the Receivables, which financing statements will be filed in the appropriate offices prior to the
     Closing Date (as such term is defined in Section 3).

          (h) Neither the Company nor AHFC is in violation of its Articles of
     Incorporation or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which could have a material adverse effect on the transactions contemplated herein or in the Basic Documents. The execution, delivery and performance of this Agreement and the Basic Documents by the Company and
     AHFC, and the issuance of the Notes and the Certificates and the sale by the Company of the Notes and the compliance by the Company and AHFC with the terms and provisions hereof and thereof will not, subject to obtaining any consents or approvals as may be required under the securities or "blue sky" laws of various jurisdictions, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or AHFC or any of their respective properties, or any agreement or instrument to which the
     Company or AHFC is a party or by which the Company or AHFC is bound or to which any of the properties of the Company or AHFC is subject, or the
     Articles of Incorporation or By-laws of the Company and AHFC, and the
     Company has full power and authority to authorize the

                                      -3-

     issuance of the Notes and the Certificates and to sell the Notes as contemplated by this Agreement, the Indenture and the Trust Agreement, and each of the Company and AHFC has full power and authority to enter into this Agreement and the Basic Documents and to consummate the transactions contemplated hereby and thereby.

          (i) On the Closing Date, the Company will have directed the Owner
     Trustee to authenticate and execute the Certificates and, when delivered and paid for pursuant to the Trust Agreement, the Certificates will have been duly issued and delivered and will constitute valid and legally binding obligations of the Trust, entitled to the benefits provided in the
     Trust Agreement and enforceable in accordance with their terms.

          (j) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or AHFC or any of their respective properties that, if determined adversely to the
     Company or AHFC, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business or results of operations of the Company or AHFC, respectively, or would materially and adversely affect the ability of the Company or AHFC to perform its obligations under this Agreement or the other Basic Documents to which it is a party, or which are otherwise material in the context of the issuance and sale of the Notes or the issuance of the Certificates; and no such actions, suits or proceedings are threatened or, to the Company's or AHFC's knowledge, contemplated.

          (k) As of the Closing Date, the representations and warranties of the
     Company and AHFC contained in the Basic Documents will be true and correct.

          (l) This Agreement has been duly authorized, executed and delivered by each of the Company and AHFC.

          (m) The Company has authorized the conveyance of the Receivables to the Trust, and, as of the Closing Date, the Company has directed the Trust to execute and issue the Notes and the Certificates and to sell the Notes.

          (n) The Company's assignment and delivery of the Receivables to the
     Trust as of the Closing Date will vest in the Trust all of the Company's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

          (o) The Trust's assignment of the Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

          (p) The computer tape of the Receivables created as of [____ __,
     ____], and made available to the Representative by the Servicer was complete and accurate as of the date thereof and includes an identifying description of the Receivables that are listed on Schedule A to the Sale and Servicing Agreement.

                                      -4-

          (q) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the Basic
     Documents, the Notes and the Certificates and any other agreements contemplated herein or therein shall have been paid or will be paid by the
     Company at or prior to the Closing Date to the extent then due.

          (r) The consummation of the transactions contemplated by this
     Agreement and the Basic Documents, and the fulfillment of the terms hereof and thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Company or AHFC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Company or
     AHFC is a debtor or guarantor.

          (s) The Company is not and, after giving effect to the issuance of the
     Certificates and the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to be registered as an "investment company" as defined in the Investment
     Company Act of 1940, as amended (the "Investment Company Act").

          (t) In connection with the offering of the Notes in the State of
     Florida, the Company and AHFC hereby certify that they have complied with all provisions of Section 517.075 of the Florida Securities and Investor
     Protection Act.

     3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the
Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of, in the case of (i) the Class A-1
Notes, [____]%of the principal amount thereof; (ii) the Class A-2 Notes, [____]%
of the principal amount thereof; (iii) the Class A-3 Notes, [____]% of the principal amount thereof; and (iv) the Class A-4 Notes, [____]% of the principal amount thereof, the respective principal amounts of each Class of the Notes set forth opposite the names of the Underwriters in Schedule A hereto.

     The Company will deliver against payment of the purchase price, the Notes of each Class in the form of one or more permanent global securities in definitive form (the "Global Notes") deposited with the Indenture Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of
Cede & Co., as nominee for DTC. Interests in any permanent Global Notes will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Notes shall be made by the
Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account in New York previously designated to the Representative by the Company at a bank acceptable to the Representative at the offices of
Dewey Ballantine LLP, Los Angeles, California at 10:00 A.M., New York City time, on [____ __, ____], or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Indenture
Trustee as custodian for DTC of the Global Notes representing all of the Notes.
The Global Notes will be

                                      -5-

made available for checking at the above office of Dewey Ballantine LLP at least
24 hours prior to the Closing Date.

     The Company will deliver the Certificates to the above office of Dewey
Ballantine LLP on the Closing Date. The certificate for the Certificates so to be delivered will be in definitive form, in authorized denominations and registered in the name of the Company and will be made available for checking at the above office of Dewey Ballantine LLP at least 24 hours prior to the Closing
Date.

     Pursuant to Rule 15c6-1(d) under the Exchange Act, the parties hereto have agreed that the Closing Date will be not later than [____ __, ____], unless otherwise agreed to as described above.

     4. Offering by Underwriters. It is understood that, the several
Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus, and each Underwriter represents, warrants and covenants, severally and not jointly, to the Company and AHFC that: (i) it has not offered or sold and, prior to the expiry of the period of six months from the Closing
Date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the
Public Offers of Securities Regulations 1995, as amended, (ii) it has complied and will comply with all applicable provisions of the Financial Services and
Markets Act 2000 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, (iii) it is a person of a kind described in Articles 19 or 49 of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001, as amended (the "Financial Promotion
Order") and (iv) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Articles 19 or 49 of the Financial Promotion Order or who is a
person to whom such document may otherwise lawfully be communicated.

     5. Certain Agreements of the Company. The Company agrees with the several
Underwriters:

          (a) The Company will file the Prospectus, properly completed, with the
     Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representative, subparagraph (5)) of
     Rule 424(b) no later than the second business day following the date it is first used. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b).

          (b) The Company will advise the Representative promptly, in writing, of any proposal to amend or supplement the Registration Statement or the
     Prospectus and will not effect such amendment or supplementation without the Representative's reasonable consent; and the Company will also advise the Representative promptly of any

                                      -6-

     amendment or supplementation of the Registration Statement or the
     Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act in connection with sales by any
     Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, or if it is necessary at any time to amend the
     Prospectus to comply with the Act, the Company will promptly notify the
     Representative of such event and will promptly prepare and file with the
     Commission (subject to the Representative's prior review pursuant to
     Section 5(b)), at its own expense, an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance. Neither the Representative's consent to, nor the Underwriters delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) The Company will cause the Trust to make generally available to
     Noteholders, as soon as practicable, but no later than sixteen months after the date hereof, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after the later of (i) the effective date of the registration statement relating to the Notes and (ii)
     the effective date of the most recent post-effective amendment to the
     Registration Statement to become effective prior to the date of this
     Agreement and, in each case, satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder).

          (e) The Company will furnish to the Underwriters copies of the
     Prospectus, the Registration Statement and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests. The Prospectus shall be furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Company will arrange for the qualification of the Notes for offering and sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Notes; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation to do business or to file a general consent to service of process in any such jurisdiction.

          (g) For a period from the date of this Agreement until the retirement of the Notes (i) the Company will furnish to the Representative and, upon request, to each of the other Underwriters, copies of each certificate and the annual statements of compliance

                                      -7-

     delivered to the Indenture Trustee pursuant to Section 3.09 of the
     Indenture and Sections 3.10 and 3.11 of the Sale and Servicing Agreement
     and the annual independent certified public accountant's servicing reports furnished to the Indenture Trustee pursuant to Section 3.12 of the Sale and
     Servicing Agreement, by first-class mail as soon as practicable after such statements and reports are furnished to the Indenture Trustee, and (ii)
     such other forms of periodic certificates or reports as may be delivered to the Indenture Trustee, the Owner Trustee or the Noteholders under the
     Indenture, the Sale and Servicing Agreement or the other Basic Documents.

          (h) So long as any Note is outstanding, the Company will furnish to the Representative by first-class mail as soon as practicable, (i) all documents distributed, or caused to be distributed, by the Company to the
     Noteholders, (ii) all documents filed or caused to be filed by the Company with the Commission pursuant to the Exchange Act or any order of the
     Commission thereunder and (iii) such other information in the possession of the Company concerning the Trust as the Representative from time to time may reasonably request.

          (i) Subject to the provisions of Section 9 hereof, the Company will pay all expenses incident to the performance of its obligations under this
     Agreement and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Notes for sale in jurisdictions that the
     Representative may designate pursuant to Section 5(f) hereof and determination of their eligibility for investment under the laws of such jurisdictions as the Representative reasonably designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, for any travel expenses of the officers and employees of the Underwriters and any other expenses of the
     Underwriters in connection with attending or hosting meetings with prospective purchasers of the Notes and for expenses incurred in distributing the Term Sheets and the Prospectus (including any amendments and supplements thereto).

          (j) To the extent, if any, that the rating provided with respect to the Notes by Moody's Investors Service, Inc. ("Moody's"), Standard &
     Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard &
     Poor's"), and Fitch Inc. ("Fitch" and, together with Standard & Poor's and
     Moody's, the "Rating Agencies") is conditional upon the furnishing of documents or the taking of any other action by the Company, the Company shall furnish such documents and take any such other action.

          (k) On or before the Closing Date, the Company and AHFC shall annotate and indicate unambiguously in the computer records of the Company and AHFC relating to the Receivables to show the Trust's absolute ownership of the
     Receivables, and from and after the Closing Date neither the Company nor
     AHFC shall take any action inconsistent with the Trust's ownership of such
     Receivables, other than as permitted by the Sale and Servicing Agreement.

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes on the Closing Date will be subject to the

                                      -8-

accuracy of the representations and warranties on the part of the Company and
AHFC herein on the Closing Date, to the accuracy of the statements of Company and AHFC officers made pursuant to the provisions hereof, to the performance by the Company and AHFC of their respective obligations hereunder and to the following additional conditions precedent:

          (a) The Representative shall have received a letter, dated the date hereof or the Closing Date, of [_________], in form and substance satisfactory to the Representative and counsel for the Underwriters, confirming that they are independent public accountants within the meaning of the Act and the applicable Rules and Regulations and stating in effect that (i) they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the
     Trust, AHFC and the Company) set forth in the Registration Statement, the
     Term Sheet and the Prospectus (and any supplements thereto), agrees with the accounting records of the Trust, AHFC and the Company, excluding any questions of legal interpretation, and (ii) they have performed certain specified procedures with respect to the Receivables.

          (b) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting particularly the business, properties, condition (financial or otherwise) or results of operations of the Company or AHFC which, in the judgment of a majority in interest of the
     Underwriters (including the Representative), materially impairs the investment quality of each Class of the Notes or makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for each Class of the Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock
     Exchange, or any setting of minimum prices for trading on such exchange;
     (iii) any banking moratorium declared by Federal, California or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters (including the
     Representative), the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for each Class of the Notes.

          (d) The Representative shall have received an opinion of [__________], special counsel to the Company and AHFC, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

               (i) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of
          California, with full

                                      -9-

          corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on its obligations under the Basic Documents;

               (ii) AHFC has been duly incorporated and is an existing
          corporation in good standing under the laws of the State of
          California, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; AHFC is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on its obligations under the Basic Documents;

               (iii) each of the direction by the Company to the Indenture
          Trustee to authenticate the Notes and the direction by the Company to the Owner Trustee to execute the Notes has been duly authorized by the
          Company and, when the Notes have been duly executed and delivered by the Owner Trustee and, when authenticated by the Indenture Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture;

               (iv) the direction by the Company to the Owner Trustee to
          authenticate and execute the Certificates has been duly authorized by the Company;

               (v) each Basic Document to which the Company or AHFC is a party has been duly authorized, executed and delivered by the Company and
          AHFC, respectively;

               (vi) no consent, approval, authorization or order of, or filing with any governmental agency or body or any court is required for the execution, delivery and performance by the Company of this Agreement and the Basic Documents to which it is a party, for the execution, delivery and performance by AHFC of the Basic Documents to which it is a party or for the consummation of the transactions contemplated by this Agreement or the Basic Documents, except for (A) such as have been obtained and made under the Act, (B) such as may be required under state securities laws and (C) such authorizations, approvals or consents specified in such opinion as are in full force and effect as of the Effective Date and the Closing Date;

               (vii) the execution, delivery and performance of this Agreement and the Basic Documents by the Company and the execution, delivery and performance of the Basic Documents by AHFC will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the

                                      -10-

          creation or imposition of any lien, charge or encumbrance upon any of the property or assets of AHFC or the Company pursuant to the terms of the Certificate of Incorporation or the By-Laws of AHFC or the Company
          or, to the best of such counsel's knowledge and information, any statute, rule, regulation or order of any governmental agency or body, or any court having jurisdiction over AHFC or the Company or their respective properties, or any agreement or instrument known to such counsel after due investigation to which AHFC or the Company is a party or by which AHFC or the Company or any of their respective properties is bound;

               (viii) such counsel has no reason to believe that the
          Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Registration Statement and the Prospectus complies in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder; and
          such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the
          Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration
          Statement or the Prospectus or to be filed as exhibits to the
          Registration Statement which are not described and filed as required;
          it being understood that such counsel need express no opinion as to the financial statements or other financial, numerical, statistical and quantitative information contained in the Registration Statement or the Prospectus;

               (ix) the statements in the Registration Statement under the heading "CERTAIN LEGAL ASPECTS OF THE RECEIVABLES", to the extent they constitute statements of matters of law or legal conclusions with respect thereto, are correct in all material respects;

               (x) such counsel is familiar with AHFC's standard operating procedures relating to AHFC's acquisition of a perfected first priority security interest in the vehicles financed by AHFC pursuant to retail installment sale contracts in the ordinary course of AHFC's business; assuming that AHFC's standard procedures are followed with respect to the perfection of security interests in the Financed
          Vehicles (and such counsel has no reason to believe that AHFC has not or will not continue to follow its standard procedures in connection with the perfection of security interests in the Financed Vehicles),
          AHFC has acquired or will acquire a perfected first priority security interest in the Financed Vehicles;

                                      -11-

               (xi) assuming that the Receivables are in substantially one of the forms attached to such opinion, the Receivables are "chattel paper" as defined in the UCC as in effect in the States of New York and California; and

               (xii) immediately prior to the sale of Receivables by AHFC to the
          Company pursuant to the Receivables Purchase Agreement, AHFC was the sole owner of all right, title and interest in, to and under the
          Receivables and the other property to be transferred by it to the
          Company. AHFC has full power and authority to sell and assign the property to be sold and assigned to the Company pursuant to the
          Receivables Purchase Agreement and has duly authorized such sale and assignment to the Company by all necessary corporate action.

          (e) The Representative shall have received an opinion of
     [___________], special counsel to the Company and AHFC, dated the Closing
     Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

               (i) the Receivables Purchase Agreement either (A) transfers an ownership interest in the Receivables and the proceeds thereof
          (subject to Section 9-315 of the UCC as in effect in the State of
          California (the "California UCC")) from AHFC to the Company or (B)
          creates a valid security interest in AHFC's rights in the Receivables and the proceeds thereof (subject to Section 9-315 of the California
          UCC) as security for the obligations of AHFC thereunder;

               (ii) the Sale and Servicing Agreement either (A) transfers an ownership interest in the Receivables and the proceeds thereof
          (subject to Section 9-315 of the California UCC) from the Company to the Trust or (B) creates a valid security interest in the Company's rights in the Receivables and the proceeds thereof (subject to Section
          9-315 of the California UCC) as security for the obligations of the
          Company thereunder;

               (iii) the Indenture creates a valid security interest in the
          Trust's rights in the Receivables and the proceeds thereof (subject to
          Section 9-315 of the California UCC) as security for the obligations of the Trust thereunder;

               (iv) the financing statement on Form UCC-1 naming AHFC as debtor is in appropriate form for filing in the relevant filing office under the California UCC. Upon the filing of such financing Statement in the relevant filing office, the security interest in favor of the Company in the Receivables and proceeds thereof will be perfected, and no other security interest of any other creditor of AHFC will be equal or prior to such security interest;

               (v) the financing statement on Form UCC-1 naming the Company as debtor is in appropriate form for filing in the relevant filing office under the California UCC. Upon the filing of such financing statement in the relevant filing office, the security interest in favor of the
          Owner Trustee in the Receivables and

                                      -12-

          proceeds thereof will be perfected, and no other security interest of any other creditor of the Company will be equal or prior to such security interest;

               (vi) the provisions of the Indenture are effective to create in favor of the Indenture Trustee, a valid security interest (as such term is defined in Section 1-201 of the California UCC) in the
          Receivables and proceeds thereof to secure payment of the Notes;

               (vii) the Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture
          Act");

               (viii) the Indenture has been duly qualified under the Trust
          Indenture Act;

               (ix) the Registration Statement was declared effective under the
          Act as of the date specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule
          424(b) specified in such opinion on the date specified therein or was included in the Registration Statement, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the
          Prospectus, and each amendment or supplement thereof, as of their respective effective or issue dates, complies as to form in all material respects with the requirements of the Act and the Rules and
          Regulations;

               (x) each of the Receivables Purchase Agreement, the Control
          Agreement, the Sale and Servicing Agreement and the Administration
          Agreement constitutes the legal, valid and binding agreement of the
          Company and AHFC, in each case as to those documents to which it is a party, enforceable against the Company and AHFC in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law) except, as applicable, that such counsel need not express an opinion with respect to indemnification or contribution provisions which may be deemed to be in violation of the public policy underlying any law or regulation;

               (xi) assuming due authorization, execution and delivery by the
          Indenture Trustee and the Owner Trustee, the Indenture constitutes the legal, valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to
          enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law)
          except, as applicable, that such counsel need not

                                      -13-

          express an opinion with respect to indemnification or contribution provisions which may be deemed to be in violation of the public policy underlying any law or regulation;

               (xii) neither the Trust nor the Company is and, after giving effect to the issuance and sale of the Notes and the Certificates and the application of the proceeds thereof, as described in the
          Prospectus, neither the Trust nor the Company will be, an "investment company" as defined in the Investment Company Act; and

               (xiii) this Agreement has been duly authorized, executed and delivered by the Company and AHFC.

          (f) The Representative shall have received an opinion of
     [____________], tax counsel for the Company, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that for federal income tax purposes (i)
     the Notes will be characterized as indebtedness, (ii) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and (iii) the statements set forth in the Prospectus under the headings "SUMMARY--ERISA Considerations", "ERISA CONSIDERATIONS",
     "SUMMARY--Tax Status", "MATERIAL INCOME TAX CONSEQUENCES" and Annex A to
     the Prospectus, "Global Clearance, Settlement and Tax Documentation
     Procedures-Certain U.S. Federal Income Tax Documentation Requirements", to
     the extent such statements constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

          (g) The Representative shall have received an opinion of
     [____________], tax counsel for the Company, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that for California state franchise and
     California state income tax purposes (i) the Notes will be characterized as debt and (ii) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation.

          (h) The Representative shall have received from [____________], counsel for the Underwriters, such opinion or opinions, dated the Closing
     Date, with respect to the validity of the Notes, the Registration
     Statement, the Prospectus and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as it may request for the purpose of enabling it to pass upon such matters.

          (i) The Representative shall have received a certificate, dated the
     Closing Date, of the Chairman of the Board, the President or any
     Vice-President and a principal financial or accounting officer of each of the Company and AHFC in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company and AHFC in this Agreement are true and correct in all material respects; the Company or AHFC, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied

                                      -14-

     hereunder at or prior to the Closing Date in all material respects; the representations and warranties of the Company or AHFC, as applicable, in the Basic Documents are true and correct as of the dates specified in such agreements in all material respects; the Company or AHFC, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the
     Closing Date; no stop order suspending the effectiveness of the
     Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company or AHFC or their respective businesses except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (j) The Representative shall have received an opinion of
     [____________], counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, substantially to the effect that:

               (i) the Indenture Trustee is a national banking association validly existing under the laws of the United States of America;

               (ii) the Indenture Trustee has the requisite power and authority to execute and deliver the Indenture, the Sale and Servicing
          Agreement, the Control Agreement and the Administration Agreement and
          perform its obligations under each of the Agreements, and has taken all necessary action to authorize the execution and delivery of the
          Indenture, the Sale and Servicing Agreement, the Control Agreement and
          the Administration Agreement and performance by it of each of the
          Agreements;

               (iii) no approval, authorization or other action by or filing with any governmental authority of the United States of America, or of the State of New York, having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with the execution and delivery by the Indenture Trustee of the Indenture, the
          Sale and Servicing Agreement, the Control Agreement and the
          Administration Agreement;

               (iv) the execution and delivery of the Indenture, the Sale and
          Servicing Agreement, the Control Agreement and the Administration
          Agreement and the performance by the Indenture Trustee of the respective terms of the Agreements, do not conflict with or result in a violation of the Articles of Incorporation or By-Laws of the
          Indenture Trustee or the applicable federal laws of the United States of America or of the State of New York having jurisdiction over the banking or trust powers of the Indenture Trustee;

               (v) each of the Indenture, the Sale and Servicing Agreement, the
          Control Agreement and the Administration Agreement has been duly executed and delivered by the Indenture Trustee and each of the
          Agreements constitutes a

                                      -15-

          legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Trust Estate and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (vi) the Notes delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

          (k) The Representative shall have received an opinion of
     [____________], counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

               (i) the Owner Trustee is a national banking association validly existing under the laws of the United States of America;

               (ii) the Owner Trustee has the power and authority to execute, deliver and perform its obligations under the Trust Agreement;

               (iii) the Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes the legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner
          Trustee in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to
          enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iv) the execution and delivery by the Owner Trustee of the Trust
          Agreement and the performance by the Owner Trustee of its obligations thereunder do not conflict with, result in a breach or violation of, or constitute a default under the Articles of Association or By-laws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the banking or trust powers of the Owner Trustee; and

               (v) the execution, delivery and performance by the Owner Trustee of the Trust Agreement does not require any consent, approval or authorization of, or any registration or filing with, any Delaware or
          United States federal governmental authority having jurisdiction over the banking or trust powers of the Owner Trustee, other than those consents, approvals or authorizations as have

                                      -16-

          been obtained and the filing of the Certificate of Trust with the
          Secretary of State of the State of Delaware, which have been duly filed.

          (l) [Reserved]

          (m) The Representative shall have received one or more opinions of
     [____________], special Delaware counsel to the Trust, dated the Closing
     Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

               (i) the Trust has been duly formed and is validly existing and in good standing as a statutory trust under the Delaware Statutory Trust
          Statute, 12 Del. C.ss.3801, et seq. (the "Delaware Act");

               (ii) the Trust has the power and authority under the Delaware Act and the Trust Agreement to execute and deliver the Basic Documents to which the Trust is a party, to issue the Notes and the Certificates, to grant the Collateral (as such term is defined in the Indenture) to the Indenture Trustee as security for the Notes and to perform its obligations under each of said documents;

               (iii) the Trust has duly authorized and executed the Certificates and the Notes, the Owner Trustee has duly authenticated the
          Certificates on behalf of the Trust, and when the Certificates are delivered upon the order of the Depositor in accordance with the Trust
          Agreement, the Certificates will be validly issued and entitled to the benefits of the Trust Agreement;

               (iv) to the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the "Delaware UCC") is applicable (without regard to conflicts of laws principles), and assuming that the security interest created by the Indenture in the
          Collateral has been duly created and has attached, upon the filing of the financing statements set forth in such opinion (the "Delaware
          Financing Statements") with the Office of the Secretary of State
          (Uniform Commercial Code Division) (the "Division"), the Indenture
          Trustee will have a perfected security interest in the Trust's rights in that portion of the Collateral described in the Delaware Financing
          Statements that may be perfected by the filing of a UCC financing statement with the Division (the "Filing Collateral") and the proceeds thereof (as defined in Section 9-102(a)(64) of the Delaware UCC);

               (v) the search report referenced in such opinion will set forth the proper filing office and the proper debtor necessary to identify those persons who under the Delaware UCC have on file financing statements against the Trust covering the Filing Collateral as of the
          Closing Date. Such search report identifies no secured party who has filed with the Division a financing statement naming the Trust as debtor, and describing the Filing Collateral prior to the Closing
          Date;

                                      -17-

               (vi) no refiling or other action is necessary under the Delaware
          UCC in order to maintain the perfection of such security interest except for the filing of continuation statements at five year intervals;

               (vii) assuming for federal income tax purposes that the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation, and that the Notes will be characterized as indebtedness for federal income tax purposes, then the Trust will not be subject to any franchise or income tax under the laws of the State of Delaware, and the Notes will also be
          characterized as indebtedness for Delaware tax purposes;

               (viii) the Trust Agreement is the legal, valid and binding obligation of the parties thereto, enforceable against such parties, in accordance with its terms (subject to such exclusions and exceptions as are customary in opinions of this type);

               (ix) under the Delaware Act, the Trust is a separate legal entity and, assuming that the Sale and Servicing Agreement conveys good title to the Trust property to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholders will hold whatever title to the Trust property as may be conveyed to it from time to time pursuant to the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust property;

               (x) under 3805(b) of the Delaware Act, no creditor of any
          Certificateholder (as defined in the Trust Agreement) shall have any right to obtain possession of, otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement;

               (xi) under 3805(c) of the Delaware Act, except to the extent otherwise provided in the Trust Agreement, a Certificateholder
          (including the Company in its capacity as Depositor under the Trust
          Agreement) has no interest in specific Receivables;

               (xii) under 3808(a) and (b) of the Delaware Act, the Trust may not be terminated or revoked by any Certificateholder, and the dissolution, termination or bankruptcy of any Certificateholder shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.

          (n) The Representative shall have received an opinion of
     [____________], counsel to the Company, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, (i) with respect to the characterization of the transfer of the Receivables by AHFC to the Company and (ii) to the effect that should AHFC become the debtor in a case under Title 11 of the United States
     Code (the "Bankruptcy Code") and the Company would not otherwise properly be

                                      -18-

     a debtor in a case under the Bankruptcy Code, and if the matter were properly briefed and presented to a court exercising bankruptcy jurisdiction, the court, exercising reasonable judgment after full consideration of all relevant factors, should not order, over the objection of the Certificate holders or the Noteholders, the substantive consolidation of the assets and liabilities of the Company with those of
     AHFC and such opinion shall be in substantially the form previously discussed with the Representative and counsel for the Underwriters and in any event satisfactory in form and in substance to the Representative and counsel for the Underwriters.

          (o) The Representative shall have received evidence satisfactory to it and its counsel that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of
     State of the state of (i) California reflecting the transfer of the interest of AHFC in the Receivables and the proceeds thereof to the Company and the transfer of the interest of the Company in the Receivables and the proceeds thereof to the Trust and (ii) Delaware reflecting the grant of the security interest by the Trust in the Receivables and the proceeds thereof to the Indenture Trustee.

          (p) The Representative shall have received an opinion of
     [____________], special counsel to the Company, dated the Closing Date and satisfactory in form and substance to the Representative and the counsel for the Underwriters to the effect that (i) the provisions of the Indenture are effective to create a valid security interest in favor of the Indenture
     Trustee, to secure payment of the Notes, in all "securities entitlements"
     (as defined in Section 8-102(a)(17) of the New York UCC) with respect to
     "financial assets" (as defined in Section 8-102(a)(9) of the New York UCC)
     now or hereafter credited to the Reserve Account (such securities entitlements, the "Securities Entitlements"), (ii) the provisions of the control agreement for purposes of Article 8 of the New York UCC are effective to perfect the security interest of the Indenture Trustee in the
     Securities Entitlements and (iii) no security interest of any other creditor of the Trust will be prior to the security interest of the
     Indenture Trustee in such Securities Entitlements.

          (q) Each Class of the Notes shall have been rated in the highest rating category by each of Moody's, Fitch and Standard & Poor's.

          (r) On or prior to the Closing Date, the Certificates shall have been issued to the Company.

          (s) The Representative shall have received from Dewey Ballantine LLP and each other counsel for the Company, a letter dated the Closing Date to the effect that the Underwriters may rely upon each opinion rendered by such counsel to either Standard & Poor's, Moody's or Fitch in connection with the rating of any Class of the Notes, as if each such opinion were addressed to the Underwriters.

          (t) The Representative shall have received an opinion of
     [____________], counsel to the Company and AHFC, dated the Closing Date, to the effect that, to the best knowledge of such counsel after due inquiry, there are no actions, proceedings or investigations to which the Company or
     AHFC is a party or that are threatened before

                                      -19-

     any court, administrative agency or other tribunal having jurisdiction over
     AHFC or the Company, (i) that are required to be disclosed in the
     Registration Statement, (ii) asserting the invalidity of this Agreement, any Basic Document, the Notes or the Certificates, (iii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Basic Documents,
     (iv) which might materially and adversely affect the performance by the
     Company or AHFC of its obligations under, or the validity or enforceability of, this Agreement, any Basic Document, the Notes or the Certificates or
     (v) seeking adversely to affect the federal income tax attributes of the
     Notes as described in the Prospectus under the heading "MATERIAL INCOME TAX
     CONSEQUENCES".

          (u) As of the Closing Date, the representations and warranties of the
     Company and AHFC contained in the Basic Documents will be true and correct.

     The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests.

     The Representative may, in its sole discretion, waive on behalf of the
Underwriters compliance with any conditions to the obligations of the
Underwriters hereunder.

     7. Indemnification and Contribution.

          (a) The Company and AHFC will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such underwriter may become subject, under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, the Term
     Sheet, the Prospectus, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor AHFC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company or AHFC by any
     Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any
     Underwriter consists of the information described as such in subsection (b)
     below; and provided, further that with respect to any untrue statement or omission or alleged untrue statement or omission made in the Term Sheet, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes concerned, to the extent that the untrue statement or omission or alleged untrue statement or omission was eliminated or remedied in the Prospectus, which
     Prospectus was required to be delivered by such

                                      -20-

     Underwriter under the Act to such person and was not so delivered if the
     Company or AHFC had previously furnished copies thereof to such
     Underwriter.

          (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and AHFC against any losses, claims, damages or liabilities to which the Company or AHFC may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, the Prospectus, or any
     amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the
     Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or AHFC in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each
     Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting" and the information contained in the third paragraph, the second sentence of the fifth paragraph, and the seventh paragraph under the caption "Underwriting".

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and after acceptance by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party if indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                                      -21-

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a)
     or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above
     (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause
     (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the
     Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties'
     relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company or AHFC under this Section shall be in addition to any liability which the Company or AHFC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the
     Company or AHFC, to each officer of the Company and AHFC who has signed the
     Registration Statement and to each person, if any, who controls the Company or AHFC within the meaning of the Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their

                                      -22-

obligations to purchase Notes hereunder on the Closing Date and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed [____]% of the total principal amount of Notes that the Underwriters are obligated to purchase on such Closing
Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the nondefaulting
Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or
Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds [____]% of the total principal amount of Notes that the Underwriters are obligated to purchase on such Closing
Date and arrangements satisfactory to the Representative and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting
Underwriter from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the
Company or AHFC or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or AHFC or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Notes by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, AHFC and the Underwriters pursuant to
Section 7 shall remain in effect. If the purchase of the Notes by the
Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (ii), (iii) or (iv) of Section 6(c), the Company and
AHFC, jointly and severally, will reimburse the Underwriters for all out-of pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent by facsimile and confirmed to the Representative at [____________], Attention: Global Structured
Finance, (facsimile: [____________]), or, if sent to the Company, will be mailed, delivered or sent by facsimile transmission and confirmed to it at 700
Van Ness Avenue, Torrance, California 90501, Attention: [____________],
(facsimile: [____________]), and if to AHFC, will be mailed, delivered or sent by facsimile transmission and confirmed to it at 700 Van Ness Avenue, Torrance,
California 90501, Attention: [____________], (facsimile: [____________]);
provided that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telecopied and confirmed to such Underwriter.

                                      -23-

     11. No Bankruptcy Petition. Each Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Company or by a trust for which the Company was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

     13. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the
Underwriters.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.

     15. Applicable Law; Submission to Jurisdiction.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
     WITH, THE LAWS OF THE STATE OF NEW YORK.

          (b) Each of the Company and AHFC hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in
     The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                                      -24-

         If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to each of the Company and AHFC one of the counterparts hereof, whereupon it will become a binding agreement between the Company, AHFC and the several Underwriters in accordance with its terms.

                                              Very truly yours,
                                              AMERICAN HONDA
                                              RECEIVABLES CORP.

                                              By:      _______________________
                                              Name:
                                              Title:

                                              AMERICAN HONDA
                                              FINANCE CORPORATION

                                              By:      _______________________
                                              Name:
                                              Title:

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above written:

      [________________________]., acting on behalf of itself
      and as the Representative of the several Underwriters

By:      _______________________
Name:
Title:

By:      _______________________
Name:
Title:

                                   SCHEDULE A



                                         Amount of         Amount of          Amount of         Amount of
                                         Class A-1         Class A-2          Class A-3         Class A-4
          Underwriter                      Notes             Notes              Notes             Notes
          -----------                      -----             -----              -----             -----

[____________________]                $[_____________]   $[__________]     $[__________]      $[__________]

[____________________]                  $[__________]    $[__________]     $[__________]      $[__________]

[____________________]                  $[__________]    $[__________]     $[__________]      $[__________]

[____________________]                  $[__________]    $[__________]     $[__________]      $[__________]

[____________________]

[____________________]                  $[__________]    $[__________]     $[__________]      $[__________]

[____________________]                  $[__________]    $[__________]     $[__________]      $[__________]

         Total:                         $[__________]    $[__________]     $[__________]      $[__________]
